Exhibit 1(b)

                              Amended and Restated
                           Certificate of Designation

                            MERCURY HW VARIABLE TRUST

      The undersigned, being the Secretary of the Mercury HW Variable Trust, formerly known as Hotchkis and Wiley Variable Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Article FOURTH, paragraph 1(a) of the Declaration of Trust dated February 4, 1997 and filed with the Secretary of the Commonwealth of Massachusetts on February 4, 1997, as amended to date (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on July 10, 2000, the Amended and Restated Certificate of Designation dated September 15, 2000 and filed with the Secretary of the Commonwealth of Massachusetts on September 28, 2000 is hereby further amended and restated in its entirety as follows:

      The shares of beneficial interest of the Trust are divided into four separate series, each series to have the following special and relative rights:

      (1) The series shall be designated as follows:

          Mercury HW Large Cap Value VIP Series

          Mercury HW International Value VIP Series

          Mercury Low Duration VIP Series

          Mercury Total Return Bond VIP Series

      (2) Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933.

      (3) The shares of beneficial interest of each series of the Trust shall consist of a single class; provided, however, that the Trustees reserve the right to hereafter create one or more

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classes of shares of any series of the Trust.  An unlimited  number of shares of each series may be issued.

      (4) Shareholders of each series shall vote as a separate class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any series as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act, or any successor rule and by the Declaration of Trust.

      (5) The assets and liabilities of the Trust shall be allocated among the above-referenced series as set forth in paragraph 6 of Article FOURTH of the Declaration of Trust, except that the liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated among the series (a) on the basis of their relative average daily net assets, (b) as incurred on a specific identification basis or (c) evenly among the series, depending on the nature of the expenditure.

      (6) The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate expenses or to change the designation of any series now or hereafter created, or to otherwise change the special and relative rights of any such series provided that such change shall not adversely affect the rights of holders of shares of a series.

      IN WITNESS WHEREOF, the undersigned has set his hand and seal this 5th day of January, 2001.

                                       /s/ Turner Swan
                                       ----------------------------------
                                       Turner Swan, Secretary


                                      -2-

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                                 ACKNOWLEDGMENT

STATE OF CALIFORNIA         )
                            ) SS                                 January 5, 2001
COUNTY OF LOS ANGELES       )

      Then personally appeared before me the above named Turner Swan, Secretary, and acknowledged the foregoing instrument to be his free act and deed.

                                       /s/ Katie Lim
                                       ----------------------------------
                                                 Notary Public